UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 11, 2016

Waters Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

01-14010	13-3668640
(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street, Milford, Massachusetts	01757
(Address of Principal Executive Offices)	(Zip Code)

(508) 478-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

A total of 72,475,482 shares were present or represented by proxy at the Registrant’s annual meeting of shareholders on May 11, 2016, representing approximately 89.5% of all shares entitled to vote. The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows:

PROPOSAL 1. ELECTION OF DIRECTORS

	For	Against	Abstentions	Broker Non-Votes
Election of Directors:
Douglas A. Berthiaume	67,135,678	2,587,519	—	2,752,285
Christopher J. O’Connell	67,713,930	2,009,267	—	2,752,285
Joshua Bekenstein	57,761,366	11,961,831	—	2,752,285
Michael J. Berendt, Ph.D.	65,193,683	4,529,514	—	2,752,285
Edward Conard	65,261,770	4,461,427	—	2,752,285
Laurie H. Glimcher, M.D.	65,305,861	4,417,336	—	2,752,285
Christopher A. Kuebler	68,869,749	853,448	—	2,752,285
William J. Miller	64,765,806	4,957,391	—	2,752,285
JoAnn A. Reed	69,015,235	707,962	—	2,752,285
Thomas P. Salice	65,123,270	4,599,927	—	2,752,285
Under the Registrant’s Bylaws, each of the directors was elected, having received more votes “for” than “against.”

PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	For	Against	Abstentions	Broker Non-Votes
Under the Registrant’s Bylaws, the selection of PricewaterhouseCoopers was ratified, having received “for” votes from more than a majority of shares cast for, against or abstain.	71,390,313	1,061,486	23,683	—

PROPOSAL 3. NON-BINDING VOTE ON EXECUTIVE COMPENSATION	For	Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation Matters: Our shareholders approved the non-binding vote on executive compensation.	41,856,279	27,460,498	406,418	2,752,285

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: May 13, 2016	By:	/s/ EUGENE G. CASSIS
Name: Eugene G. Cassis
Title: Senior Vice President and Chief Financial Officer